                                                                    Exhibit 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AUTOMOTIVE BRAKE COMPANY INC.

     1. The name of the corporation is:

                          AUTOMOTIVE BRAKE COMPANY INC.

     2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars
($1,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6. The name and mailing address of the incorporator is:

                                            Edward D. Toole
                                            Echlin Inc.
                                            100 Double Beach Road
                                            Branford, CT 06405

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of
Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of September, 1988.

                                           /s/ Edward D. Toole
                                           -------------------------------------
                                           Edward D. Toole

                            CERTIFICATE of AMENDMENT

                                       to

                          CERTIFICATE of INCORPORATION

                                       of

                          AUTOMOTIVE BRAKE COMPANY INC.

     FIRST: That by Unanimous Written Consent of the Board of Directors of
Automotive Brake Company Inc., a corporation organized under the General
Corporation Law of the State of Delaware (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment of the Certificate of
Incorporation of the Corporation, declaring said amendment to be in the best interest of the Corporation and submitting the amendment for a vote of the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Board of Directors finds it to be in the best interests of the Corporation to amend the Certificate of Incorporation of the
     Corporation (the "Certificate of Incorporation") as follows:

     Article 4 of the Certificate of Incorporation shall be deleted in its entirety and the following shall be substituted in lieu thereof (the
     "Amendment"):

          "The Corporation shall have authority to issue 1,000 shares of common stock, $1.00 par value per share ("Common Stock"), and 53 shares of
          Class B common stock, $1.00 par value per share ("Class B Common
          Stock").

          A. Voting Rights.

               Common Stock. The holders of Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except as otherwise expressly provided by the statutes of the State of Delaware. The holders of
          Common Stock shall have one vote for each share of Common Stock held by them.

               Class B Common Stock. The holders of Class B Common Stock shall not be entitled to vote on any matters except to the extent required by the statutes of the State of Delaware. When entitled to vote, the holders of Class B Common Stock shall have one vote for each share of
          Class B Common Stock held by them.

          B. Distribution of Asset and Dividends. In the case of cash dividends and the distribution of any property, the Common Stock and the Class B
          Common Stock shall be entitled to equal, ratable rights and benefits."

     SECOND: That thereafter the sole stockholder of the Corporation executed a
Written Consent of Stockholder, in accordance with Section 228 of the General
Corporation Law of the State of Delaware, in which consent the sole stockholder approved said amendment to the Corporation's Certificate of Incorporation.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

                            [Signature page follows.]

     IN WITNESS WHEREOF, Automotive Brake Company Inc, has caused this certificate to be signed by A. Glenn Paton, an Authorized Officer, this 18th day of October, 2002.

                                         AUTOMOTIVE BRAKE COMPANY INC.

                                         By /s/ A. Glenn Paton
                                            ------------------------------------
                                            A. Glenn Paton
                                            Vice President & Treasurer